EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

   We consent to the use of the following reports prepared by us to be incorporated into a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc., and to the references to our firm under the heading "Experts" in the Prospectus included in such Registration Statement:

   (1) Our report dated March 9, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Meadows Apartments for the year ended December 31, 1995, (2) our report dated April 24, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Scarlett Oaks
Apartments for the twelve month period ended January 31, 1996, (3) our report dated June 4, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Colonial Ridge Apartments for the twelve month period ended December 31, 1995, (4) our report dated July 18, 1996 with respect to the statements of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Westfield Club Apartments for the twelve month periods ended December 31, 1995, 1994 and 1993,
(5) our report dated July 19, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Beacon Hill Apartments for the twelve month period ended April 30, 1996, (6) our report dated August 9, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Meadow Creek Apartments for the twelve month period ended April 30, 1996, (7) our reports dated June 21, 1996 with respect to the statements of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Lexington Tower Apartments for the three month period ended March 31, 1996 and for the year ended December 31, 1995, (8) our report dated August 14, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Paces Glen Apartments for the twelve month period ended June 30, 1996, (9) our report dated August 23, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Doctors Park
Apartments for the twelve month period ended June 30, 1996, (10) our report dated October 23, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Oak Park Apartments for the twelve month period ended June 30, 1996, (11) our report dated October 17, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Hampton Glen
Apartments for the twelve month period ended July 31, 1996, (12) our report dated October 24, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Sterling Chase Apartments for the twelve month period ended August 31, 1996, (13) our report dated December 10, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Parkside at Woodlake Apartments for the twelve month period ended September 30, 1996, (14) our report dated December 20, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Greenbrier Apartments for the twelve month period ended September 30, 1996, and (15) our report dated January 3, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Deerfield Apartments for the twelve month period ended October 31, 1996.

Richmond, Virginia                              /s/ L. P. Martin & Company, P.C.
March 12, 1997